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                                                                     APPENDIX A

                                GLOSSARY OF TERMS

      All capitalized terms used but not otherwise defined in each of the agreements listed below shall have the meanings set forth in this Glossary of
Terms:

         (a)   Master Agreement,
         (b)   Assumption Agreement,
         (c)   Bill of Sale and General Assignment,
         (d)   OBIC Indemnity Reinsurance Agreement,
         (e)   Employee Leasing Agreement,
         (f)   Imaging Transition Services Agreement,
         (g)   License Agreements,
         (h)   Liberty Northwest Indemnity Reinsurance Agreement,
         (i)   Liberty Northwest Post-Closing Indemnity Reinsurance Agreement,
         (j)   Offset Agreements,
         (k)   Post-Closing Serviced Policies Administrative Services Agreement,
         (l)   Peerless Post-Closing Indemnity Reinsurance Agreement,
         (m)   Pre-Closing Serviced Policies Administrative Services Agreement,
         (n)   RAM Indemnity Reinsurance Agreement,
         (o)   RAM Reinsurance Option Agreement,
         (p)   Renewal Rights Agreement,
         (q)   Rewritten Indemnity Reinsurance Agreement,
         (r)   SCEA, and
         (s)   Transition Services Agreement.

      Whenever the singular term is used in any of the foregoing agreements, the same shall include the plural, and whenever the plural is used in any of the foregoing agreements, the same shall include the singular, where appropriate.

            "ACQUISITION PROPOSAL" means a proposal or offer concerning any acquisition, merger, reinsurance arrangement, renewal rights transaction or other business combination transaction that would result in the transfer to any Person or Persons of any material part of the Business (other than the transactions contemplated by the Master Agreement).

            "ACTION" means any action, suit, proceeding, mediation, arbitration or other alternative dispute resolution proceeding.

            "ACTUAL COSTS" means the Other Underwriting Expenses and Unallocated Loss Adjustment Expenses incurred by the RAM Group Companies in providing Post-Closing Serviced Policies Administrative Services and Pre-Closing Serviced Policies Administrative Services under the Administrative Services Agreements.

            "ADMINISTRATIVE SERVICES AGREEMENTS" means the Pre-Closing Serviced Policies Administrative Services Agreement and the Post-Closing Serviced Policies Administrative Services Agreement.


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            "AFFILIATE" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of the foregoing, "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an institution, whether through the ownership of voting securities, by contract or otherwise. For the purpose of this Glossary of Terms, Montgomery Mutual Insurance Company, a Maryland-domiciled mutual insurance company, is deemed an "Affiliate" of Liberty.

            "ALLOCATED LOSS ADJUSTMENT EXPENSES" shall mean defense and cost containment expenses, including declaratory judgment actions.

            "ANCILLARY AGREEMENTS" means the Indemnity Reinsurance Agreements, the Administrative Services Agreements, the Transition Services Agreement, the Lease Agreements, the Sublease Agreements, the License Agreements, the RAM Reinsurance Option Agreement (including the RAM Indemnity Reinsurance Agreement attached as an exhibit thereto), the Renewal Rights Agreement, the Employee Leasing Agreement, the Stock Purchase Agreement, the Assumption Agreement, the Assignment and Assumption Agreements, the Offset Agreements, the Imaging Transition Services Agreement, the SCEA and the other Transfer Documents.

            "APPLICABLE POST-RETIREMENT WELFARE PLAN" means the employee benefit plan of Liberty or the Liberty Group which provides post-retirement medical, dental and life insurance to eligible employees of Liberty and the Liberty Group and which is attached to Schedule 5.09(e)(iii) of the Master Agreement.

            "ASSIGNABLE LICENSED EXCLUSIVELY USED SOFTWARE" means the Licensed Exclusively Used Software as to which (i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

            "ASSIGNED AND ASSUMED CONTRACTS" means (i) those contracts and other agreements to which a OneBeacon Subsidiary or OneBeacon is a party, to the extent such agreements or divisible sub-agreements thereof exclusively relate to the Business and which are listed on SCHEDULE 1.01(a) of the Master Agreement, and (ii) any other contracts or agreements that exclusively relate to the Business that either (a) are entered into by a OneBeacon Subsidiary or OneBeacon between the date of the Master Agreement and the Closing Date with the prior written approval of Liberty which shall not be unreasonably withheld, (b) exist on the date hereof and are of the type intended to be included in SCHEDULE 1.01(a) but are later identified and added to SCHEDULE 1.01(a) by supplement with the prior written approval of Liberty, which approval shall not be unreasonably withheld or (c) are Leased Property Leases, PROVIDED, that the Assigned and Assumed Contracts shall not include (1) any Insurance Policies, or
(2) any Outward Reinsurance Agreements.

            "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the assignment and assumption agreements (which shall be in the form of Exhibit O-2 of the Master Agreement) entered into by OneBeacon and the OneBeacon Subsidiaries which are the assigning lessees of the Leased


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Property Leases and Liberty or its Affiliates as the assuming lessees of such
Leased Property Leases.

            "ASSUMED LIABILITIES" means all liabilities, obligations and commitments of the OneBeacon Subsidiaries or OneBeacon and accruing (i) from and after the Closing Date under the Assigned and Assumed Contracts which are assigned, subleased or transferred (as applicable) on the Closing Date, or (ii) from and after the date of assignment, sublease or transfer (as applicable) of the Assigned and Assumed Contracts which are assigned, subleased or transferred after the Closing Date; PROVIDED, that the Assumed Liabilities shall not include any liability for Taxes (the liability for which shall be governed exclusively by Section 8.05 of the Master Agreement).

            "ASSUMPTION AGREEMENT" means the Assumption Agreement among OneBeacon, the OneBeacon Subsidiaries and Liberty in the form of Exhibit C of the Master Agreement.

            "BILL OF SALE AND GENERAL ASSIGNMENT" means the Bill of Sale and General Assignment among OneBeacon, the OneBeacon Subsidiaries and Liberty in the form of Exhibit D of the Master Agreement.

            "BOOKS AND RECORDS" means copies of all records (including computer generated, recorded or stored records) relating exclusively to the Business or necessary or appropriate to operate the Business, including customer lists, Insurance Producer information, policy information, insurance policy forms, rate filing information, rating plans, all filings and correspondence with Governmental Entities relevant to operating the Business, claim records, sales records, underwriting records, advertising and promotional materials, personnel records related to Business Employees and compliance records in the possession or control of any OneBeacon Subsidiary or any OneBeacon Subsidiaries' Affiliate relating exclusively to the operation of the Business or necessary or appropriate to operate the Business, including the databases maintained by any OneBeacon Subsidiary relating to and containing the customer lists, claim records and underwriting records related to the Business and any other database or other form of recorded, computer generated or stored information or process relating exclusively to the Business or necessary or appropriate to operate the Business.

            "BUSINESS" means, collectively, the property and casualty insurance business operations conducted by the OneBeacon Subsidiaries through the use of Independent Producers, including those operations relating to the underwriting, issuance, sale, renewal and servicing of insurance policies issued in connection therewith; PROVIDED, that the "BUSINESS" shall not include (i) any Excluded Asset, or (ii) (a) the underwriting, issuance, sale, renewal and servicing of insurance policies issued by any OneBeacon Insurer through an Independent Producer resident in an Excluded State, (b) the underwriting, issuance, sale, renewal and servicing of personal lines insurance policies issued by any OneBeacon Insurer through the use of Independent Producers, which insurance policy covers risks located in an Excluded State or (c) any insurance policies covering the Specialty and National Accounts Lines of Business.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are permitted or obligated by law to be closed.


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            "BUSINESS EMPLOYEES" means the active, full and part-time employees of OneBeacon or Hawkeye-Security who are principally employed in connection with the Business (not to exceed 2,700 employees), the names, titles, hire dates, office locations and salaries of which have been provided to Liberty pursuant to
Section 3.10(a) of the Master Agreement.

            "CEDENT'S EXPENSES" means Other Underwriting Expenses subject to the Expense Cap, and Unallocated Loss Adjustment Expenses, in each case, incurred with respect to the Post-Closing Policies, the Retroceded Policies or the Rewritten Policies, as the case may be, which have policy periods that become effective on or after the Effective Date, whether such expenses are incurred before or after the Effective Date.

            "CHANGE OF CONTROL" means the acquisition, directly or indirectly, of more than twenty percent (20%) of the voting capital stock of the Person to which the change of control relates by a Person that was not an Affiliate of the first Person prior to such acquisition; PROVIDED, HOWEVER, that none of (i) the creation of a mutual holding company with respect to Liberty, (ii) the issuance of capital stock in a registered public offering or pursuant to Rule 144A under the Securities Act of 1933, as amended, or (iii) any other holding company system restructuring, shall be deemed to give rise to a change of control.

            "CLAIM" means any claim reported under a Serviced Policy or a Post-Closing Policy which, if valid, would result in a Loss.

            "CLOSING" means the closing of the transactions contemplated in
Section 2.04 of the Master Agreement.

            "CLOSING DATE" means November 1, 2001, unless all of the conditions set forth in Articles VI and VII of the Master Agreement have not been satisfied or waived on or prior to such date, in which case "Closing Date" means the day that is the third Business Day following satisfaction or waiver of all of the conditions set forth in Articles VI and VII of the Master Agreement, other than those conditions that by their nature are to be satisfied at the Closing, to the extent that all such conditions remain satisfied or waived as of such date; PROVIDED, HOWEVER, that the "Closing Date" may be any other date as agreed to in writing by Liberty and OneBeacon.

            "COBRA" means Section 601 ET SEQ. of ERISA and Section 4980B of the Code and state and local laws of similar import, including all rules and regulations promulgated thereunder.

            "CODE" means the Internal Revenue Code of 1986, as amended, including all rules and regulations promulgated thereunder.

            "COMPETING BUSINESS" means a multi-state insurance business from which the majority of the premium is attributable to property and casualty insurance policies that are issued, written or cover risks located principally outside of the Excluded States and which are produced through Independent Producers wherever located or resident.

            "COMPENSATION" shall have the meaning set forth in Article VI of the Employee Leasing Agreement.


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            "CONFIDENTIAL DATA" means any non-public competitive information, including the development of and proposals for new rates, new products, or claims payment policy.

            "CONFIDENTIAL INFORMATION" means information that is proprietary and relates to the internal affairs, business practices, marketing strategies, marketing relationships, product development, information technology of a disclosing party. Confidential Information shall not include information (i) that is now or subsequently becomes available to the public through no fault of the party receiving such information, (ii) that a party can demonstrate was lawfully in the possession of such party prior to the Effective Date without any obligation of confidentiality, other than the Books and Records, (iii) that the receiving party can demonstrate was independently developed by such party without the use of the disclosing party's confidential information, and (iv) rightfully obtained by the receiving party from a source other than the disclosing party, which source has the right to transfer such information to the receiving party without any obligation, fiduciary or otherwise, of confidentiality. The existence of a copyright notice will not cause, or be construed as causing, any part of any software or the documentation therefor to be a published copyrighted work available to the public.

            "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated as of August 23, 2001, between OneBeacon and Liberty.

            "COPYRIGHT MATERIALS" means all materials contained in the Books and Records that are copyrighted or copyrightable by OneBeacon or an Affiliate thereof or are in any other way protected on behalf of OneBeacon or an Affiliate thereof under copyright law.

            "CUSTOMER/CLAIMANT INFORMATION" means any Non-Public Personally Identifiable Information regarding a customer or claimant provided by any OneBeacon Insurer to Liberty.

            "DATA CENTERS" means (i) all computer equipment, related peripheral equipment, storage equipment, printers and all other equipment used to support the data centers owned by OneBeacon or a OneBeacon Subsidiary and which are included in the Transferred Assets, including without limitation those located in Des Moines, Iowa, Portland, Oregon and Beaverton, Oregon (ii) any emergency power equipment used at such data centers and (iii) all software, firmware and other applications, data and information used at such data centers.

            "EFFECTIVE DATE" means 12:01 a.m., Eastern time, on November 1,
2001.

            "EMPLOYEE LEASING AGREEMENT" means the Employee Leasing Agreement among OneBeacon, certain OneBeacon Subsidiaries and Liberty, in the form of Exhibit L of the Master Agreement.

            "ENHANCED PENSION BENEFITS" shall have the meaning set forth in
Section 5.09(c).

            "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, investigations, proceedings or notices of non-compliance or violation by any Person, alleging liability for non-compliance, investigative costs, cleanup costs, response or removal costs, remediation costs, bodily injury (including death), property damage or damage to the environment or natural resources arising under or based on


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Environmental Laws, or to the extent based on a Release or threatened Release of
Hazardous Materials.

            "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, regulations, ordinances, rules, decrees or directives and any binding administrative or judicial interpretations thereof, relating to pollution, protection of human health and safety as it relates to the environment, the protection, preservation or restoration of the environment (including, without limitation, indoor and outdoor air, surface water, groundwater, land, wetlands, surface and subsurface strata) or natural resources, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including all rules and regulations promulgated thereunder.

            "ERROR" means any malfunction or failure to meet applicable specifications in the OneBeacon Licensed Software, the Owned Exclusively Used Software, the Licensed Generally Used Software, the Licensed Exclusively Used Software or any other software, firmware or database of any kind provided by OneBeacon or maintained by OneBeacon and used to provide Transition Services or provided by One Beacon or a OneBeacon Subsidiary to enable the provision by Liberty of services required under the Administrative Services Agreements which malfunction or failure significantly degrades the use of the OneBeacon Licensed Software, the Owned Exclusively Used Software, the Licensed Generally Used Software, the Licensed Exclusively Used Software such other software, firmware or database when used in the manner used as of the Closing Date, as directed by OneBeacon, or in accordance with supporting documentation, if any.

            "ESCROW AGENT" shall mean DSI Technology Escrow Services, Inc. or such other escrow agent mutually agreed upon by the parties to hold in escrow the Source Code Deposit in accordance with the terms of the SCEA.

            "EXCLUDED ASSETS" means (i) except as contemplated by Section 5.01(a) of the Master Agreement, all cash and cash equivalents of OneBeacon or any of the OneBeacon Subsidiaries attributable to the Business; (ii) all rights, claims and credits of OneBeacon or any of the OneBeacon Subsidiaries relating to any other Excluded Asset or any Excluded Liability, including such items arising under all guarantees, warranties, indemnities and similar rights of OneBeacon or any OneBeacon Subsidiary in respect of any other Excluded Asset or any Excluded Liability; (iii) all rights of OneBeacon or any of the OneBeacon Subsidiaries under this Agreement and the Ancillary Agreements; (iv) all records prepared in connection with the transactions described in the Master Agreement and the Ancillary Agreements to the extent that such records do not relate to the operation or conduct of the Business and (v) all financial and tax records relating to the Business that form part of the general ledger of OneBeacon.

            "EXCLUDED LIABILITY" means any liability or obligation of OneBeacon or any of its Affiliates which does not constitute (i) Taxes (the liability for which is governed exclusively by Section 8.05 of the Master Agreement) or (ii) an Assumed Liability. It being understood for the


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avoidance of doubt, and without limiting the generality of the foregoing, that any liability or obligation of Liberty or any of its Affiliates arising out of any litigation, arbitration or other similar proceeding commenced against Liberty or any of its Affiliates, to the extent such liability or obligation is based on a claim of "successor" or "transferee" liability as successor to OneBeacon or any of its Affiliates or transferee of OneBeacon or any of its Affiliates, including any liability or obligation arising out of WISE ET AL. V. TRAVELERS INDEMNITY COMPANY, filed in the Circuit Court of Berkeley County, West Virginia, shall constitute an Excluded Liability, except to the extent that any such liability or obligation is an Assumed Liability or a Reinsured Liability under the Indemnity Reinsurance Agreements.

            "EXCLUDED STATES" means Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island and Vermont.

            "EXPENSE CAP" means that, for purposes of the (i) Post-Closing Serviced Policies Administrative Services Fee, and (ii) ceding commission paid under the Peerless Post-Closing Indemnity Reinsurance Agreement, the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement, the Rewritten Indemnity Reinsurance Agreement and the OBIC Indemnity Reinsurance Agreement, Other Underwriting Expenses for the two year period beginning with the Effective Date shall be limited, in the aggregate, for each of Year 1 and Year 2, to thirty five percent (35%) of the aggregate net written premium incurred by the RAM Group Companies in issuing and/or underwriting, as appropriate, the Rewritten Policies and the Post-Closing Policies with respect to Year 1 and Year 2, respectively.

            "EXTRA CONTRACTUAL OBLIGATIONS" means all liabilities not covered under the provisions of or in excess of the limits of any policy of insurance (and related Allocated Loss Adjustment Expenses) to the extent such liabilities arise from or relate to any alleged or actual act, error or omission by any party or any Affiliate of such party, whether intentional or otherwise, including the following: failure to settle within policy limits, or by reason of actual or alleged negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense of or in trial of any action against its insured or any appeal of any judgment with respect thereto, or from any alleged or actual reckless conduct or bad faith, in connection with the handling of any claim under any policy or in connection with the issuance, delivery, cancellation or administration of any policy.

            "FIXES" means the repair or replacement of code versions of the OneBeacon Licensed Software provided by OneBeacon Group in accordance with the Transition Services Agreement to correct an Error.

            "FOREIGN CLAIMS" means claims arising under insurance policies issued by OneBeacon Insurers in Excluded States, other than those arising under Specially Serviced Policies.

            "FUNDING ACCOUNTS" (i) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement shall have the meaning set forth in
Section III.(e)(i) of Schedule 4 thereof and (ii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement shall have the meaning set forth in Section III.(e)(i) thereof.


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            "GOVERNMENTAL ENTITY" means any court or governmental or regulatory authority or agency, domestic or foreign.

            "HAWKEYE NAME AND MARKS" means the name "Hawkeye-Security Insurance Company" and any related trademarks or service marks.

            "HAWKEYE-SECURITY" means Hawkeye-Security Insurance Company, an Iowa-domiciled stock insurance company.

            "HAWKEYE-SECURITY NAME AND MARKS LICENSE AGREEMENT" means the agreement by and between OneBeacon and Liberty attached to the Master Agreement as Exhibit M-3.

            "HAWKEYE SYSTEM" means such computer equipment, related peripheral equipment, storage equipment, printers and all other equipment and such software, firmware and other applications data and information as are used as of the Effective Date in the Data Center located in Des Moines, Iowa.

            "HAZARDOUS MATERIALS" means (i) any petrochemical or petroleum products, waste oil, radon gas, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined in any Environmental Law as having the characteristics of or included in the definition of "hazardous substances," "hazardous chemicals," "hazardous wastes," "hazardous materials," "toxic substances," "contaminants," or "pollutants"; or (iii) any other chemical, material or substance, the discharge, emission or Release of which is prohibited, limited or regulated by Environmental Law.

            "IMAGING EQUIPMENT AND APPLICATIONS" means such computer equipment, related peripheral equipment, storage equipment, printers and all other equipment and such software, firmware and other applications, data and information used as of the Effective Date to support the imaging operations of OneBeacon.

            "IMAGING HARDWARE MAINTENANCE AGREEMENTS" means those agreements to which OneBeacon Group is a party on the Effective Date and pursuant to which maintenance and support services are provided with respect to the Imaging Equipment and Applications.

            "IMAGING MATERIALS" means any of the documents, records, data or any other material provided by or on behalf of OBIC to Liberty Group upon which any Imaging Transition Service may be performed.

            "IMAGING TRANSITION PROJECT MANAGER" means the person designated by OBIC and Liberty Group, respectively, who is primarily responsible for administering the Imaging Transition Services Agreement, with the authority and obligations set forth in Section 8(b) thereof.

            "IMAGING TRANSITION SERVICES" means those services set forth in
Schedule 2(a) of the Imaging Transition Services Agreement.

            "IMAGING TRANSITION SERVICES AGREEMENT" means the Imaging Transition Service Agreement between Liberty and OBIC, in the form of Exhibit Q to the Master Agreement.


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            "IMAGING TRANSITION SERVICE DATA" means output data from the delivery of Imaging Transition Services by Liberty to OBIC under the Imaging Transition Services Agreement.

            "IMOW NEW POLICIES" means (i) policies issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific) to insureds who were not insured under the Insurance Policies, but excluding assignments under Involuntary Mechanisms issued by a OneBeacon Insurer, (ii) policies issued to insureds under Insurance Policies which are not IMOW Renewal Policies or IMOW Required Renewal Policies, and (iii) any New Commercial Lines Policy that is voluntarily renewed by a OneBeacon Insurer (other than Oregon Auto or North Pacific), in each case, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in Idaho, Montana, Oregon or Washington. IMOW New Policies shall also include renewals of IMOW New Policies.

            "IMOW POST-CLOSING POLICIES" means the IMOW Renewal Policies, the IMOW Required Renewal Policies and the IMOW New Policies, collectively.

            "IMOW RENEWAL POLICIES" means (i) renewals of Insurance Policies that are voluntarily issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific) and (ii) assignments under Involuntary Mechanisms issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific), in each case, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in Idaho, Montana, Oregon or Washington. IMOW Renewal Policies shall also include renewals of IMOW Renewal Policies, but exclude any New Commercial Lines Policy issued by a OneBeacon Insurer. Any issuance of an insurance policy by a OneBeacon Insurer (other than Oregon Auto or North Pacific), pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement through an Independent Producer resident in Idaho, Montana, Oregon or Washington that if it had been issued by another OneBeacon Insurer would have otherwise been a IMOW Renewal Policy, or been a OneBeacon Renewal Policy or a OA/NP Renewal Policy, shall be deemed to be a IMOW Renewal Policy.

            "IMOW REQUIRED RENEWAL POLICIES" means renewals of Insurance Policies that are required to be renewed by applicable law or contract, issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific), pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in Idaho, Montana, Oregon or Washington. IMOW Required Renewal Policies shall also include renewals of IMOW Required Renewal Policies.

            "INDEMNIFIABLE LOSSES" means any losses, liabilities, costs, claims, damages and expenses (including reasonable attorneys' fees and expenses). Indemnifiable Losses shall not include any Special Damages, except that, to the extent Liberty is the Indemnified Party, Indemnifiable Losses shall include Special Damages with respect to a breach of Section 3.07 of the Master Agreement or a breach of a covenant or agreement under the Transition Services Agreement in accordance with its terms; PROVIDED that in such cases Indemnifiable Losses shall include Special Damages only to the extent such items would be recoverable as damages by the Indemnified Party in a breach of contract action based on such breach.


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            "INDEMNIFIED PARTY" means (i) for purposes of the Master Agreement, the meaning set forth in Section 10.03(a) of the Master Agreement; (ii) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 11.2 of such agreement and (iii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 11.2 of such agreement.

            "INDEMNIFYING PARTY" means (i) for purposes of the Master Agreement, the meaning set forth in Section 10.03(a) of the Master Agreement; (ii) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 11.2 of such agreement and (iii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 11.2 of such agreement.

            "INDEMNITY REINSURANCE AGREEMENTS" means the Peerless Post-Closing Indemnity Reinsurance Agreement, the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement, the Rewritten Indemnity Reinsurance Agreement, the OBIC Indemnity Reinsurance Agreement and the Liberty Northwest Indemnity Reinsurance Agreement.

            "INDEPENDENT PRODUCER" means an individual, other than an employee of OneBeacon or an Affiliate thereof, or entity engaged in the solicitation, negotiation, effectuation or placement of insurance policies in connection with the Business.

            "INDEPENDENT PRODUCER DELINQUENT BALANCES" means monthly account balances maintained by Independent Producers on behalf of the OneBeacon Insurers under agency bill accounts that are (i) more than 30 days aged from the due date or (ii) reconciled "open items" which are more than 90 days aged from the due date; PROVIDED, HOWEVER, that the OneBeacon Insurers must have first made a written demand to the Independent Producer for all such amounts.

            "INDEPENDENT PRODUCER DELINQUENT BALANCES REPORT" means a report to be prepared periodically by OneBeacon setting forth a true and correct list of all Independent Producers that have Independent Producer Delinquent Balances, including balances under agent loans and for insurance premiums, due any OneBeacon Subsidiary or OneBeacon, the amounts of such balances and the number of days such balances have been outstanding.

            "IN-FORCE POLICIES" and "INSURANCE POLICIES" means the treaties, policies, binders, slips and other agreements of insurance, including insurance written through Involuntary Mechanisms, written by any OneBeacon Insurer in connection with the Business and in-force on the day immediately preceding the Effective Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

            "INTANGIBLE ASSETS" means (i) those intangible assets owned by OneBeacon or any of the OneBeacon Subsidiaries and used exclusively in connection with the Business, including customer lists and other data necessary to support and conduct the Business as the Business is being supported and conducted as of the date of the Master Agreement, (ii) all Copyright Materials owned by OneBeacon or any of the OneBeacon Subsidiaries and used exclusively in connection with the Business, (iii) all Intellectual Property Rights owned by OneBeacon or any of the OneBeacon Subsidiaries and used exclusively in the conduct of the Business and (iv) all


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right, title and interest of OneBeacon or any of the OneBeacon Subsidiaries in
the name "Hawkeye-Security Insurance Company."

            "INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, trademarks, service marks, trade names, copyrights, the domain name npoa.com (including any common law rights, registrations, applications, licenses or rights relating to any of the foregoing), and all content displayed as of the Closing Date on the web site located at www.npoa.com, technology, trade secrets, inventions, know-how, databases, and information which are used in the conduct of the Business, except for Licensed Exclusively Used Software, Licensed Generally Used Software, Owned Exclusively Used Software and Owned Generally Used Software.

            "INVOLUNTARY MECHANISM" means any "Assigned Risk Pool," "Syndicate," "Association," "Fair Plans," "Boards," "Bureaus," "Joint Underwriting Associations (JUAs)," "Other government mandated programs," or other underwriting facility to the extent that any such facility underwrites, on a mandatory basis, property and casualty business included in the Business.

            "IT SERVICES" means such items and services set forth on Schedule 2(a)(ii) of the Transition Services Agreement as Liberty shall reasonably request to conduct the Business, operate the Data Centers, and provide any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement.

            "ITSA QUARTERLY INVOICE" means an invoice provided to OBIC in any given quarter in accordance with Section 3(b) of the Imaging Transition Services Agreement setting forth the fees due to Liberty Group for the Imaging Transition Services performed in the prior quarter, with the first such invoice to be provided for the quarter ended December 31, 2001.

            "ITSA SPECIAL PROJECTS" means a service that OBIC requests Liberty to provide and that Liberty has agreed to provide in writing that does not reasonably fall within one of the identified categories of Imaging Transition Services.

            "KNOWLEDGE" means, as to any OneBeacon Subsidiary and OneBeacon, the actual knowledge of any of the persons listed on SCHEDULE 1.01(b)(i)(A) of the Master Agreement after reasonable inquiry, and as to any RAM Group Company and Liberty, the actual knowledge of any of the persons listed on SCHEDULE 1.01(b)(ii)(A) of the Master Agreement after reasonable inquiry. For the purposes of the foregoing, (i) as to any OneBeacon Subsidiary and OneBeacon, the requirement of reasonable inquiry shall be satisfied if inquiry has been made of the persons listed on SCHEDULE 1.01(b)(i)(B) of the Master Agreement, and (ii) as to any RAM Group Company and Liberty, the requirement of reasonable inquiry shall be satisfied if inquiry has been made of the persons listed on SCHEDULE 1.01(b)(ii)(B) of the Master Agreement.

            "LEASE AGREEMENT" means a lease or occupancy agreement entered into by and between Liberty or an Affiliate and OneBeacon or a OneBeacon Subsidiary in the applicable form of Exhibit N to the Master Agreement.

            "LEASED PROPERTY" means all real property leased or subleased by a OneBeacon Subsidiary or OneBeacon and used in connection with the Business for which it is anticipated that a sublease or assignment with Liberty or an Affiliate, subject to obtaining any required third party consents, will be entered into pursuant to the Master Agreement and which is set forth on SCHEDULE 3.17(b) of the Master Agreement.

            "LEASED PROPERTY LEASES" means leases and subleases of Leased Property and all amendments thereto.

            "LEASING PERIOD" shall have the meaning set forth in Article II of the Employee Leasing Agreement.

            "LIBERTY" means Liberty Mutual Insurance Company, a mutual insurance company organized under the laws of the Commonwealth of the Massachusetts.

            "LIBERTY GROUP" means Liberty and the RAM Group Companies.

            "LIBERTY GROUP DATA" means all information relating to Liberty Group and its businesses and contained in Liberty Group's data files and any additions or modifications made thereto under the Transition Services Agreement.

            "LIBERTY GROUP DATA AND SOFTWARE" means Liberty Group Data and Owned Exclusively Used Software.

            "LIBERTY MATERIAL ADVERSE EFFECT" means any event, occurrence, circumstance or effect that has a material adverse effect (i) on the business, financial condition or results of operations of Liberty and the RAM Group Companies taken as a whole or (ii) on the ability of Liberty or any RAM Group Company to perform its or their obligations under the Master Agreement or any Ancillary Agreement.

            "LIBERTY NORTHWEST" means Liberty Northwest Insurance Corporation, an Oregon-domiciled stock insurance company.

            "LIBERTY NORTHWEST INDEMNITY REINSURANCE AGREEMENT" means each of the Reinsurance Agreements between Liberty Northwest on the one hand and, either Oregon Auto or North Pacific on the other hand, each in the form of Exhibit E-3 of the Master Agreement.

            "LIBERTY NORTHWEST OFFSET AGREEMENT" means the Liberty Northwest Offset Agreement by and among the parties set forth therein in the form of Exhibit P-2 of the Master Agreement.

            "LIBERTY NORTHWEST POST-CLOSING INDEMNITY REINSURANCE AGREEMENT" means the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement between Liberty Northwest and OBIC in the form of Exhibit E-2 of the Master Agreement.

            "LIBERTY NORTHWEST RETROCEDED POLICIES" means (i) the IMOW Renewal Policies and the IMOW Required Renewal Policies reinsured by Liberty Northwest pursuant to the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement and (ii) the OA/NP Renewal Policies and the OA/NP Required Renewal Policies reinsured by Liberty Northwest.

            "LIBERTY PROGRAM" shall have the meaning set forth in Section 5.09(d) of the Master Agreement.

            "LIBERTY TRANSITION GROUP" means Liberty for itself and for the benefit and on behalf of the RAM Group Companies, and their Affiliates and Subsidiaries.

            "LICENSE AGREEMENTS" means the Software License Agreement, the Owned Generally Used Intellectual Property Rights Agreement and the Hawkeye-Security Name and Marks License Agreement in the forms of Exhibits M-1, M-2 and M-3 of the Master Agreement, respectively.

            "LICENSED EXCLUSIVELY USED SOFTWARE" shall mean all computer software programs and databases and external data services used exclusively in the conduct of the Business which are licensed by a OneBeacon Subsidiary or OneBeacon.

            "LICENSED GENERALLY USED SOFTWARE" shall mean all computer software programs and databases and external data services used both in the conduct of the Business and also in the conduct of a OneBeacon Subsidiary or OneBeacon's other businesses which are licensed from a third party by a OneBeacon Subsidiary or OneBeacon.

            "LIEN" means any pledge, claim, lien, charge, mortgage, encumbrance, security interest of any nature, option, right of first refusal, warrant, or restriction of any kind, including any restriction on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

            "LINE OF BUSINESS" means, as amended from time to time by the parties, for purposes of the Transition Services Agreement, each of one of the following:

            (i)    PersonalAuto;
            (ii)   Homeowners;
            (iii)  Personal Umbrella;
            (iv)   Dwelling/Fire;
            (v)    Commercial Auto;
            (vi)   Commercial Package (including BOP);
            (vii)  Commercial Property;
            (viii) General Liability;
            (ix)   Worker's Compensation; and
            (x)    Commercial Umbrella.

            "LOSS" means the amount of liability paid or to be paid by or on behalf of an insurer with respect to claims arising under policies of insurance.

            "MASTER AGREEMENT" means the Master Agreement by and among Parent, OneBeacon and Liberty.

            "METHODOLOGY" means (i) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 8.3(a) thereof and (ii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 8.3(a) thereof.

            "MONTHLY INVOICE" means (i) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 8.2 thereof, (ii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 8.2 thereof, (iii) for purposes of the Transition Services Agreement, an invoice provided to Liberty Group in any given month in accordance with Section 3(b) of the Transition Services Agreement setting forth the fees owed to OneBeacon Group for the prior month for performing Transition Services.

            "NEW COMMERCIAL LINES POLICY" means (i) a renewal of a commercial lines Insurance Policy involving annual premium of at least $50,000, (ii) a renewal of a commercial lines Renewal Policy involving annual premium of at least $50,000, (iii) any policy, binder, slip or other agreement of insurance issued by any of the RAM Group Companies to an insured holding a commercial lines Insurance Policy involving annual premium of at least $50,000, and (iv) a renewal of a commercial lines Rewritten Policy involving annual premium of at least $50,000, in each case, where the annual premium due with respect to the renewal (in the cases of (i), (ii) and (iv)) or re-writing (in the case of (iii)) of such Insurance Policy, Renewal Policy or Rewritten Policy, as appropriate, increases by 50% or more (excluding any rate changes) from the annual premium paid with respect to such Insurance Policy, Renewal Policy or Rewritten Policy being renewed or re-written.

            "NEW POLICIES" means the OneBeacon New Policies, the OA/NP New Policies and the IMOW New Policies, collectively.

            "NON-COMPETITION AREA" means the United States of America, including the District of Columbia, but excluding the Commonwealth of Puerto Rico, the U.S. Virgin Islands and all other territories or possessions of the United States, and excluding the Excluded States.

            "NON-PUBLIC PERSONALLY IDENTIFIABLE INFORMATION" means any financial or medical information of or concerning an individual Person which either has been obtained from sources which are not available to the general public or obtained from the Person who is the subject and which information is included in data files exchanged by any of the parties to the Master Agreement or Ancillary Agreements. The term shall include data elements such as names and addresses of individuals.

            "NORTH PACIFIC" means North Pacific Insurance Company, an Oregon-domiciled stock insurance company.

            "NOTIFYING PARTY" shall have the meaning set forth in Section 10.06 of the Master Agreement.

            "OA/NP NEW POLICIES" means (i) policies issued by Oregon Auto or North Pacific to insureds who were not insured under the Insurance Policies, but excluding assignments under Involuntary Mechanisms issued by Oregon Auto or North Pacific, (ii) policies issued by Oregon Auto or North Pacific to insureds under Insurance Policies which are not OA/NP Renewal Policies, OA/NP Required Renewal Policies, or OA/NP Rewritten Policies, and (iii) any New

Commercial Lines Policy that is voluntarily renewed by Oregon Auto or North Pacific, in each case, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement prior to the closing of the Stock Purchase Agreement. OA/NP New Policies shall also include renewals of OA/NP New Policies.

            "OA/NP POST-CLOSING POLICIES" means the OA/NP Renewal Policies, the OA/NP Required Renewal Policies, and the OA/NP New Policies, collectively.

            "OA/NP RENEWAL POLICIES" means (i) renewals of Insurance Policies that are voluntarily issued by Oregon Auto or North Pacific and (ii) assignments under Involuntary Mechanisms issued by Oregon Auto or North Pacific, in each case, and in the case of such issuances prior to the closing of the Stock Purchase Agreement, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement. OA/NP Renewal Policies shall also include renewals of OA/NP Renewal Policies, but exclude any New Commercial Lines Policy issued by Oregon Auto or North Pacific. Any issuance of an insurance policy by Oregon Auto or North Pacific prior to the closing of the Stock Purchase Agreement, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement that if it had been issued by another OneBeacon Insurer would have been a OneBeacon Renewal Policy or a IMOW Renewal Policy, shall be deemed to be an OA/NP Renewal Policy.

            "OA/NP REQUIRED RENEWAL POLICIES" means renewals of Insurance Policies that are required to be renewed by applicable law or contract, issued by Oregon Auto or North Pacific, and in the case of such issuances prior to the closing of the Stock Purchase Agreement, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement. OA/NP Required Renewal Policies shall also include renewals of OA/NP Required Renewal Policies.

            "OA/NP REWRITTEN POLICIES" means all policies, binders, slips and other agreements of insurance (including all supplements, endorsements, riders and ancillary agreements in connection therewith) issued by Oregon Auto or North Pacific on or after the closing of the Stock Purchase Agreement to insureds holding Insurance Policies (other than Insurance Policies issued by Oregon Auto or North Pacific), which would be OneBeacon Renewal Policies or OneBeacon Required Renewal Policies if issued by a OneBeacon Insurer, including renewals of such OA/NP Rewritten Policies, but excluding any New Commercial Lines Policy issued by Oregon Auto or North Pacific.

            "OBIC" means OneBeacon Insurance Company, a Pennsylvania-domiciled stock insurance company.

            "OBIC INDEMNITY REINSURANCE AGREEMENT" means the OBIC Indemnity Reinsurance Agreement between Liberty Northwest and OBIC in the form of Exhibit F-2 of the Master Agreement.

            "OFFER OF EMPLOYMENT" shall have the meaning set forth in Section 5.09(b) of the Master Agreement.

            "OFFSET AGREEMENT" means the Offset Agreement by and among the parties set forth therein in the form of Exhibit P-1 of the Master Agreement.

            "OFFSET AGREEMENTS" means the Offset Agreement and the Liberty Northwest Offset Agreement.

            "OFFSETTABLE AGREEMENTS" has the respective meanings set forth in each of the Offset Agreements.

            "ONEBEACON" means OneBeacon Corporation, a Delaware corporation.

            "ONEBEACON DESIGNATED REPRESENTATIVE" means OneBeacon.

            "ONEBEACON GROUP" means OneBeacon and the OneBeacon Subsidiaries.

            "ONEBEACON IMAGING EQUIPMENT AND APPLICATIONS" means that portion of the Imaging Equipment and Applications that will be owned by OBIC after the Effective Date as set forth in SCHEDULE 2(b) of the Imaging Transition Services Agreement.

            "ONEBEACON INSURER" means each OneBeacon Subsidiary that has issued Insurance Policies, a list of which is set forth on SCHEDULE 3.12(a) of the Master Agreement.

            "ONEBEACON LICENSED SOFTWARE" means all Owned Generally Used Software and all Fixes and Upgrades.

            "ONEBEACON MATERIAL ADVERSE EFFECT" means any event, occurrence, circumstance or effect that has a material adverse effect (i) on the business, financial condition or results of operations of the Business taken as a whole, or (ii) on the ability of OneBeacon or any OneBeacon Subsidiary to perform its or their obligations under the Master Agreement or any Ancillary Agreement.

            "ONEBEACON NEW POLICIES" means (i) policies issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific) to insureds who were not insured under the Insurance Policies, but excluding assignments under Involuntary Mechanisms issued by a OneBeacon Insurer, (ii) policies issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific) to insureds under Insurance Policies which are not OneBeacon Renewal Policies or OneBeacon Required Renewal Policies, and (iii) any New Commercial Lines Policy that is voluntarily renewed by a OneBeacon Insurer (other than Oregon Auto or North Pacific), in each case, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in a jurisdiction other than Idaho, Montana, Oregon or Washington. OneBeacon New Policies shall also include renewals of OneBeacon New Policies.

            "ONEBEACON PLAN" shall have the meaning set forth in Section
5.09(c).

            "ONEBEACON POST-CLOSING POLICIES" means the OneBeacon Renewal Policies, the OneBeacon Required Renewal Policies and the OneBeacon New Policies, collectively.

            "ONEBEACON PRIVACY POLICY" means the respective privacy policies of OneBeacon and the OneBeacon Subsidiaries, copies of which have been made available to Liberty.

            "ONEBEACON PROGRAM" shall have the meaning set forth in Section 5.09(d) of the Master Agreement.

            "ONEBEACON RENEWAL POLICIES" means (i) renewals of Insurance Policies that are voluntarily issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific) and (ii) assignments under Involuntary Mechanisms issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific), in each case, pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in a jurisdiction other than Idaho, Montana, Oregon or Washington. OneBeacon Renewal Policies shall also include renewals of OneBeacon Renewal Policies, but exclude any New Commercial Lines Policy issued by a OneBeacon Insurer. Any issuance of an insurance policy by a OneBeacon Insurer (other than Oregon Auto or North Pacific), pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement through an Independent Producer resident in a jurisdiction other than Idaho, Montana, Oregon or Washington, that if it had been issued by another OneBeacon Insurer would have otherwise been a OneBeacon Renewal Policy, or been a IMOW Renewal Policy or a OA/NP Renewal Policy, shall be deemed to be a OneBeacon Renewal Policy.

            "ONEBEACON REQUIRED RENEWAL POLICIES" means renewals of Insurance Policies that are required to be renewed by applicable law or contract, issued by a OneBeacon Insurer (other than Oregon Auto or North Pacific), pursuant to the terms of the Post-Closing Serviced Policies Administrative Services Agreement and through an Independent Producer resident in a jurisdiction other than Idaho, Montana, Oregon or Washington. OneBeacon Required Renewal Policies shall also include renewals of OneBeacon Required Renewal Policies.

            "ONEBEACON SUBSIDIARY" means each of the Subsidiaries of OneBeacon listed on Exhibit A-1 of the Master Agreement.

            "ONEBEACON SUBSIDIARIES DB PLAN" means the qualified deferred benefit pension plan or plans of the OneBeacon Subsidiaries.

            "OPTION" has the definition in Section 2.1 of the RAM Reinsurance Option Agreement.

            "ORDER" means any judgment, decree, injunction or order of any Governmental Entity or arbitrator.

            "OREGON AUTO" means Oregon Automobile Insurance Company, an Oregon-domiciled stock insurance company.

            "OTHER INCOME" means line items 10, 11 and 14A listed under "Other Income," of the "Underwriting and Investment Exhibit - Statement of Income" of the NAIC Blank Statutory Annual Statement Form for the year 2000.

            "OTHER UNDERWRITING EXPENSES" means those expense items listed under "Other Underwriting Expenses," Column 2 of Part 4-Expenses of the "Underwriting and Investment Exhibit" on page 12 of the NAIC Blank Statutory Annual Statement Form for the year 2000; PROVIDED that Other Underwriting Expenses shall not include (i) extraordinary one-time expenses of the parties related to effecting the Master Agreement, (ii) Unallocated Loss Adjustment Expenses, or (iii) Independent Producer roll-over commissions contemplated by the Renewal Rights Agreement.

            "OUTPLACEMENT BENEFITS" shall have the meaning set forth in Section 5.09(c).

            "OUTWARD REINSURANCE AGREEMENTS" means all voluntary or involuntary third-party ceded reinsurance and retrocession treaties, facultative placements, and agreements or other contracts of ceded reinsurance in-force and relating to the Business as of the date of the Master Agreement to which any OneBeacon Insurer is a party, all of which agreements are set forth in SCHEDULE 3.20 of the Master Agreement.

            "OWNED EXCLUSIVELY USED SOFTWARE" shall mean all computer software programs and databases and external data services, including all source code, object code, any programs or routines used exclusively to maintain the aforementioned programs, databases and services, executables and documentation, used exclusively in the conduct of the Business which are owned by a OneBeacon Subsidiary or OneBeacon.

            "OWNED GENERALLY USED INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights used both in the conduct of the Business and also in the conduct of a OneBeacon Subsidiary or OneBeacon's other businesses and not used exclusively in the Business and which are owned by a OneBeacon Subsidiary or OneBeacon.

            "OWNED GENERALLY USED INTELLECTUAL PROPERTY RIGHTS LICENSE AGREEMENT" means the agreement by and between OneBeacon and Liberty attached to the Master Agreement as Exhibit M-2.

            "OWNED GENERALLY USED SOFTWARE" shall mean all computer software programs and databases and external data services, including all source code, object code, any programs or routines owned by OneBeacon or any OneBeacon Subsidiary used generally to maintain the aforementioned programs, databases and services and the Owned Generally Used Software, executables and documentation, used both in the conduct of the Business and also in the conduct of a OneBeacon Subsidiary or OneBeacon's other businesses and not used exclusively in the Business which are owned by a OneBeacon Subsidiary or OneBeacon.

            "OWNED PROPERTY" means real property owned by a OneBeacon Subsidiary or OneBeacon and used in connection with the Business for which it is anticipated that a lease with Liberty or an Affiliate will be entered into pursuant to the Master Agreement.

            "PARENT" means White Mountains Insurance Group Ltd., a limited liability company continued and organized under the laws of Bermuda.

            "PEERLESS" means Peerless Insurance Company, a New
Hampshire-domiciled stock insurance company.

            "PEERLESS POST-CLOSING INDEMNITY REINSURANCE AGREEMENT" means the Peerless Post-Closing Indemnity Reinsurance Agreement between Peerless and OBIC in the form of Exhibit E-1 of the Master Agreement.

            "PEERLESS RETROCEDED POLICIES" means the OneBeacon Renewal Policies and the OneBeacon Required Renewal Policies reinsured by Peerless pursuant to the Peerless Post-Closing Indemnity Reinsurance Agreement.

            "PERMITS" means all Federal, state, local or foreign governmental or regulatory licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings.

            "PERMITTED LIENS" means, as to any asset, (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings as disclosed in SCHEDULE 3.06 of the Master Agreement, (ii) Liens arising by operation of law, (iii) other Liens that do not in the aggregate materially detract from the value or materially interfere with the present or reasonably contemplated use of such asset in the Business, and (iv) in the case of Leased Property Leases, Liens affecting the interest of the lessor (or, in the instances where the Leased Property Leases are subleases, the sublessor and prime lessor) of the Leased Property Leases.

            "PERSON" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

            "PLANS" means each employee benefit and compensation plan, practice, agreement, policy and arrangement maintained by any OneBeacon Subsidiary or any OneBeacon Subsidiary's Affiliate and which provides benefits, payments or compensation for any Business Employee.

            "POLICY TERM" means the period commencing on January 1, 2004 and ending on December 31, 2006.

            "POST-CLOSING ADMINISTRATIVE SERVICES" means the administrative and other services to be performed by Liberty set forth in SCHEDULE 4 to the Post-Closing Serviced Policies Administrative Services Agreement.

            "POST-CLOSING ADMINISTRATIVE SERVICES FEE" means an amount equal to 100% of the Actual Costs incurred by Liberty in providing the Post-Closing Administrative Serviced Policies Administrative Services pursuant to the Post-Closing Serviced Policies Administrative Services Agreement, determined in accordance with SCHEDULE 8.3 thereof; PROVIDED, HOWEVER, that the RAM Group Companies' Other Underwriting Expenses component of the Actual Costs shall be subject to the Expense Cap.

            "POST-CLOSING POLICIES" means the OneBeacon Post-Closing Policies, the OA/NP Post-Closing Policies and the IMOW Post-Closing Policies, collectively.


            "POST-CLOSING SERVICED POLICIES ADMINISTRATIVE SERVICES AGREEMENT" means the Post-Closing Serviced Policies Administrative Services Agreement among OneBeacon, the OneBeacon Insurers and Liberty, in the form of Exhibit B-2 of the Master Agreement.

            "POST-CLOSING SERVICED POLICIES BOOKS AND RECORDS" shall have the meaning set forth in Section 5.1(a) of the Post-Closing Serviced Policies Administrative Services Agreement.

            "PRE-CLOSING ADMINISTRATIVE SERVICES" means the administrative and other services to be performed by Liberty set forth in SCHEDULE 4 to the Pre-Closing Serviced Policies Administrative Services Agreement.

            "PRE-CLOSING ADMINISTRATIVE SERVICES FEE" means an amount equal to 105% of the Actual Costs incurred by Liberty in providing the Pre-Closing Serviced Policies Administrative Services pursuant to the Pre-Closing Serviced Policies Administrative Services Agreement, determined in accordance with
Schedule 8.3 thereof.

            "PRE-CLOSING SERVICED POLICIES ADMINISTRATIVE SERVICES AGREEMENT" means the Pre-Closing Serviced Policies Administrative Services Agreement among OneBeacon, the OneBeacon Insurers and Liberty, in the form of Exhibit B-1 of the Master Agreement.

            "PRE-CLOSING SERVICED POLICIES BOOKS AND RECORDS" shall have the meaning set forth in Section 5.1(a) of the Pre-Closing Serviced Policies Administrative Services Agreement.

            "PREMIUM TAX CREDITS" shall have the meaning set forth in Section
10.2 of the Post-Closing Serviced Policies Administrative Services Agreement

            "PREVAILING INTEREST RATE" means the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the Closing Date.

            "PURCHASE OFFER" shall have the meaning set forth in Section 8.03(a)(iv)(B) of the Master Agreement.

            "PURCHASE PRICE" means ten million and one dollars ($10,000,001) in cash.

            "RAM'S EXPENSES" means Other Underwriting Expenses and Unallocated Loss Adjustment Expenses, incurred with respect to the Reinsured Policies.

            "RAM GROUP COMPANIES" means (i) Liberty Northwest, (ii) the Affiliates of Liberty which at any point in time, and from time to time, market their property and casualty insurance products through an independent agency distribution channel under the Liberty strategic business unit entitled as of the date of the Master Agreement "Liberty Regional Agency Markets" or any successor strategic business unit of Liberty, which as of the date of the Master Agreement, consists of the companies listed on Exhibit A-2 of the Master Agreement, and (iii) Oregon Auto and North Pacific from and after the closing of the Stock Purchase Agreement so long as they remain Affiliates of Liberty; PROVIDED, HOWEVER, that Liberty Northwest shall not be considered a RAM Group Company for purposes of the Option.

            "RAM INDEMNITY REINSURANCE AGREEMENT" has the meaning set forth in
Section 2.1 of the RAM Reinsurance Option Agreement.

            "RAM REINSURANCE OPTION AGREEMENT" means the RAM Reinsurance Option Agreement between OneBeacon and Liberty in the form of Exhibit G of the Master Agreement.

            "RAM REWRITTEN POLICIES" means all policies, binders, slips and other agreements of insurance (including all supplements, endorsements, riders and ancillary agreements in connection therewith) issued by any of the RAM Group Companies (other than Oregon Auto and North Pacific) to insureds holding Insurance Policies, which would be OneBeacon Renewal Policies or OneBeacon Required Renewal Policies if issued by a OneBeacon Insurer, including renewals of such RAM Rewritten Policies, but excluding any New Commercial Lines Policy issued by a RAM Group Company.

            "RECONCILIATION INVOICE" means (i) for purposes of the Pre-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in
Section 8.3 thereof and (ii) for purposes of the Post-Closing Serviced Policies Administrative Services Agreement, the meaning set forth in Section 8.3 thereof.

            "REINSURED LIABILITIES" means the liability for Loss and Allocated Loss Adjustment Expenses, including Extra Contractual Obligations.

            "REINSURED POLICY" means all policies, binders, slips and other agreements of insurance (including all supplements, endorsements, riders and ancillary agreements in connection therewith) issued or renewed by the RAM Group Companies that have policy periods that become effective during the Policy Term; PROVIDED, HOWEVER, that any policies issued or renewed by a RAM Group Company at any time that it is no longer an Affiliate of Liberty shall not be deemed Reinsured Policies.

            "RELEASE" means any release, spill, emission, leaking, injecting, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor air, surface water, groundwater, land, wetlands, surface and subsurface strata.

            "RENEWAL POLICIES" means the OneBeacon Renewal Policies, the OA/NP Renewal Policies and the IMOW Renewal Policies, collectively.

            "RENEWAL RIGHTS AGREEMENT" means the Renewal Rights Agreement between Liberty and the OneBeacon Subsidiaries substantially in the form of Exhibit H of the Master Agreement.

            "REPRESENTATIVE" means any officer, director, employee, agent, investment banker, attorney, financial advisor, accountant, actuary or other representative.

            "REQUIRED RENEWAL POLICIES" means the OneBeacon Required Renewal Policies, the OA/NP Required Renewal Policies and the IMOW Required Renewal Policies, collectively.

            "RESUMED IMAGING SERVICES" means any Imaging Transition Service which has been terminated, but which OBIC requests Liberty Group to resume.

            "RESUMED SERVICE" means any Transition Service which has been terminated at which Liberty's request, including but not limited to any Scheduled Service or Unspecified Service that has been stopped or otherwise terminated at Liberty's request, but which Liberty requests OBIC to resume.

            "RETROCEDED POLICIES" means the Peerless Retroceded Policies and the Liberty Northwest Retroceded Policies.

            "REWRITTEN INDEMNITY REINSURANCE AGREEMENT" means the Rewritten Indemnity Reinsurance Agreement between Peerless and OBIC in the form of Exhibit F-1 of the Master Agreement.

            "REWRITTEN POLICIES" means the RAM Rewritten Policies and the OA/NP Rewritten Policies, collectively.

            "SALE NOTICE" shall have the meaning set forth in Section 8.03(a)(iv)(B) of the Master Agreement.

            "SCEA" shall mean the source code escrow agreement attached as Exhibit B to the Software License.

            "SCHEDULED SERVICES" means each service listed on SCHEDULE 2(a)(ii) and SCHEDULE 2(a)(ii) of the Transition Services Agreement (as such schedules may be revised and as additional schedules may be added from time to time pursuant to Section 2 of the Transition Services Agreement).

            "SEPARATION SERVICES" means such services as are reasonably required to enable OBIC to separate the Business from OBIC, including, without limitation, claim file separation, conversion assistance services, policy file separation, physically separating hardware and software and security.

            "SERVICED POLICIES" means the In-Force Policies, the Terminated Policies and the Specially Serviced Policies, collectively.

            "SEVERANCE PLANS" means each plan, practice, agreement, policy and arrangement which provides for severance, termination and/or outplacement benefits and/or payments for any Business Employee.

            "SHARED BUSINESS EMPLOYEES" shall have the meaning set forth in
Section 3.10(a) of the Master Agreement.

            "SOFTWARE LICENSE AGREEMENT" means the agreement by and between OneBeacon and Liberty attached to the Master agreement as Exhibit M-1.

            "SPECIAL DAMAGES" shall mean any compensatory, extra contractual, consequential and/or punitive damages, fines or penalties, and expenses relating thereto.

            "SPECIAL PROJECTS" means a service that Liberty Group requests OBIC to provide and that OBIC has agreed to provide in writing that does not reasonably fall within one of the identified categories of Transition Services.


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

            "SPECIALTY AND NATIONAL ACCOUNTS LINES OF BUSINESS" means the lines of business described on SCHEDULE 1.01(d) of the Master Agreement and identified on the systems of OneBeacon by the codes listed on such Schedule.

            "SPECIALLY SERVICED POLICIES" means the policies issued by any OneBeacon Insurer to insureds in the Excluded States that have exposures located in non-Excluded States and that the OneBeacon Designated Representative has requested, or will request, Liberty to provide Pre-Closing Administrative Services for, and Liberty has agreed, or will agree, to provide such services.

            "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement between Liberty Northwest and OBIC attached as Exhibit I of the Master Agreement.

            "SUBLEASE AGREEMENT" means a sublease agreement by and between Liberty or its Affiliate and OneBeacon or a OneBeacon Subsidiary in the form of Exhibit O-1 to the Master Agreement.

            "SUBSIDIARY" means, with respect to any Person on a given date, any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person.

            "TANGIBLE ASSETS" means the furniture, fixtures, equipment (computer and other), supplies and other tangible personal property owned by OneBeacon or any of the OneBeacon Subsidiaries and used or held for use exclusively in connection with the Business, including the assets listed by category and location on SCHEDULE 1.01(c) of the Master Agreement and any other such assets that are purchased between the date of the Master Agreement and the Closing Date in accordance with the terms of the Master Agreement.

            "TAX" means (a) any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to Tax or additional amount imposed by a Tax Authority; (b) any liability of any Person for the payment of any amounts of the type described in clause (a) for any Taxable Period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any similar provision applicable under state, local or foreign law; and (c) any liability of any person for the payment of any amounts described in clause (a) as a result of any express or implied obligation to indemnify any other party or as successor or transferee.

            "TAX AUTHORITY" means the Internal Revenue Service and any other domestic or foreign governmental entity responsible for the administration and/or collection of any Tax.

            "TAX RETURNS" means all returns, reports, forms, estimates or information statements relating to or required to be filed in connection with any Tax.

            "TECHNOLOGY CHANGE" means a change to the technology infrastructure or applications used to provide the Transition Services, which change adds or revises services, functions or features, or has an impact on another party's technology infrastructure or applications.

            "TERMINATED POLICIES" means policies issued by OneBeacon Insurers that have expired by their terms or that have been otherwise terminated prior to the Effective Date and that the OneBeacon Designated Representative has requested, or will request, Liberty to provide Pre-Closing Administrative Services for, and Liberty has agreed, or will agree, to provide such services.

            "TERMINATION ASSISTANCE" means such reasonable services to be provided under the Transition Services Agreement by OBIC to Liberty Transition Group as Liberty Transition Group may determine will be reasonably necessary for Liberty Transition Group or its designee to assume the performance of a terminated Transition Service.

            "THIRD PARTY CLAIM" means, for purposes of the Master Agreement or any Ancillary Agreement, a claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a party to such agreement.

            "THIRD PARTY CONFIDENTIALITY AGREEMENT" means any confidentiality agreement under which information concerning the Business has been provided to potential purchasers of the Business.

            "THIRD PARTY VENDOR SERVICES" means the services in effect as of the Effective Date that are provided to OBIC by a third party vendor in connection with the Transition Services and which are set forth on SCHEDULE 2(a)(vi) of the Transition Services Agreement.

            "TRANSFER DOCUMENTS" means the Bill of Sale and General Assignment, the License Agreements, any Lease Agreement, Sublease Agreement or Assignment and Assumption Agreement contemplated by Section 5.15 of the Master Agreement and such other documents and instruments as Liberty may reasonably request in order to transfer, to the extent provided for in the Master Agreement, all of the right, title and interest of the OneBeacon Subsidiaries or OneBeacon, as applicable, in the Transferred Assets to Liberty.

            "TRANSFERRED ASSETS" means all of the right, title and interest of OneBeacon and the OneBeacon Subsidiaries in (i) the Assigned and Assumed Contracts, (ii) the Tangible Assets, (iii) the Intangible Assets, (iv) the Assignable Licensed Exclusively Used Software, (v) the Owned Exclusively Used Software, (vi) the Books and Records owned by OneBeacon or any of the OneBeacon Subsidiaries and used exclusively in connection with the Business, (vii) (A) the Data Centers (including without limitation the Hawkeye System) and (B) all hardware owned by North Pacific or Oregon Auto, and (viii) to the extent assignable, all guaranties, warranties, indemnities and other rights against third parties of OneBeacon and each OneBeacon Subsidiary with respect to any asset referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of this definition; provided that the "Transferred Assets" shall not include (i) any of the foregoing to the extent they are terminated, transferred or otherwise disposed of as permitted by Section 5.01 of the Master Agreement between the signing date of the Master Agreement and the Closing Date or (ii) any Excluded Assets.


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

            "TRANSFERRED EMPLOYEES" means the Business Employees who accept an Offer of Employment.

            "TRANSITION PLAN" means a plan that sets forth how the RAM Group Companies plan to transition the Insurance Policies to Rewritten Policies in each RAM Group Company's respective territory following the Closing Date, which plan is attached at Exhibit K to the Master Agreement.

            "TRANSITION PROJECT MANAGER" means the person, designated by OneBeacon Group and Liberty Group respectively, who is primarily responsible for administering the Transition Services Agreement, with the authority and obligations set forth in Section 8(b) thereto.

            "TRANSITION SERVICES" means such support services as Liberty shall reasonably request to conduct the Business, operate the Data Centers, and provide any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement, including the Scheduled Services described in Section 2(a)(ii) of the Transition Services Agreement, the unspecified Transition Services described in
Section 2(a)(iii) of the Transition Services Agreement, the Resumed Services described in Section 2(a)(iv) of the Transition Services Agreement, the Separation Services described in Section 2 (a)(v) of the Transition Services Agreement, Termination Assistance described in Section 2(a)(vii) of the Transition Services Agreement, and the Special Projects described in Section 2(i) of the Transition Services Agreement.

            "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement between OneBeacon Insurance Company and Liberty in the form of Exhibit J of the Master Agreement.

            "TRANSITION SERVICES DATA" means output data from the delivery of Transition Services by OBIC to Liberty under the Transition Services Agreement, but excluding, in any event, any data or information covered under Section 8.02(a) of the Master Agreement and any other data or information that OBIC is required to own under any applicable statute, law, ordinance, rule or regulation.

            "TRANSITION SERVICES WORK" means output works (for example, but without limitation, software modifications and design documents) from the delivery of Transition Services by OBIC to Liberty under the Transition Services Agreement, but excluding, in any event, any modifications to the Owned Generally Used Software (including all Fixes and Upgrades) and Licensed Generally Used Software and any other works that OBIC is required to own under any applicable statute, law, ordinance, rule or regulation.

            "TSA INPUTS" means data and information produced from the Owned Exclusively Used Software and Licensed Exclusively Used Software that will be used by OBIC to produce the premium and loss records for the Transition Services in a format as of the Effective Date or as the parties otherwise agree.

            "TSA LIBERTY EQUIPMENT" means all equipment managed and controlled by Liberty Transition Group and used to provide the Transition Services and the Imaging Transition Services.

            "TSA MONTHLY INVOICE" means an invoice setting forth the estimated fees attributable to each Scheduled Service delivered pursuant to Section 3(b) of the Transition Services Agreement.

            "TSA RECONCILIATION INVOICE" means the reconciliation of Monthly Invoices for each calendar quarter for each applicable Scheduled Service delivered pursuant to Section 3(c) of the Transition Services Agreement.

            "TSA TERMINATION PLAN" means a proposed transition plan describing the procedures to be used by Liberty Group for the migration of Transition Services to its own management control.

            "UNALLOCATED LOSS ADJUSTMENT EXPENSES" means other adjusting expenses incurred in connection with the adjusting, recording, and paying of claims under policies of insurance, that are not included in the definition of Allocated Loss Adjustment Expenses.

            "UNAUTHORIZED CODE" means any virus, Trojan horse, trap door, worm or other software routines designed to permit unauthorized access, to disable, erase or otherwise harm any other software, hardware or data, or to perform similar or other such action.

            "UPGRADE" means each release, point or version upgrade of the OneBeacon Licensed Software provided by OneBeacon Group in accordance with the Transition Services Agreement.

            "WARN" shall have the meaning set forth in Section 5.09(g) of the Master Agreement.

            "WAIVING PARTY" shall have the meaning set forth in Section 10.06 of the Master Agreement.

            "YEAR 1" means the period from the Effective Date through October 31, 2002.

            "YEAR 2" means the period from November 1, 2002 through October 31, 2003.



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